UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 28 , 2005


                           RCG COMPANIES INCORPORATED
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             (Exact name of registrant as specified in its charter)


          Delaware                     1-8662                     23-2265039
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(State or other jurisdiction  (Commission File Number)          (IRS Employer
     of incorporation)                                       Identification No.)


     6836 Morrison Blvd., Ste. 200, Charlotte,
                   North Carolina                             28211
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     (Address of principal executive offices)              (Zip Code)

                                 (704) 366-5054
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On May 3, 2005, RCG Companies Incorporated (the "Company") announced the following changes to its officers, effective as of April 28, 2005. William
A. Goldstein, currently the Company's Chairman of the Board, has been appointed the Chief Executive Officer of the Company. Marc Bercoon has resigned as the Company's Chief Financial Officer and has been appointed the President of the Company. Philip A. Ferri has been appointed the Chief Financial Officer of the Company. Michael D. Pruitt has resigned as the Company's Chief Executive Officer and has been appointed the Vice Chairman of the Board of the Company.

         In addition, the Company has announced the following appointments:
Henry Wang has been appointed the Chief Information Officer, Stephen J. Pello has been appointed the Executive Vice President, Strategic Alliances, and Matthew D. Krieg has been appointed the Vice President, Strategic Planning, of the Company.

         Mr. Goldstein (age 41), has served as Chairman of the Board and Principal Executive Officer of the Company since February 1, 2005. From June 2003 to present Mr. Goldstein serves as Chairman of the Board of Farequest Holdings, Inc., and from March 1992 to November 2004 as Chairman and Chief Executive Officer of J&C Nationwide, Inc., a physician staffing company which he founded in 1992 and sold in November 2004. Mr. Goldstein served as a board member of Market Central, Inc., a publicly traded technology company from February 2003 until November 2004 and as Chairman of LA Digital Post, Inc., a privately held post production film equipment rental company, since September 2003 and Chairman of nPorta, Inc., a travel software and booking engine technology company since May 2000.

         Mr. Bercoon (age 44), has served as Chief Financial Officer of the Company since February 28, 2005. Mr. Bercoon previously served as Vice Chairman and Chief Financial Officer for J&C Nationwide, Inc., from November 2002 - February 14, 2005. Mr. Bercoon was General Counsel of J&C Nationwide from January 1, 2002 to November 2002. William Goldstein, the Company's Chairman was Chairman and CEO of J&C Nationwide, Inc. prior to its sale in November 2004. For the period September 1999 to December 2001, Mr. Bercoon was a Managing Member, Chief Operating Officer and Chief Financial Officer of Vision Building Systems, LLC, a Florida-based modular building dealer. Mr. Bercoon has been a director of Mixson Corporation, a Florida based manufacturer of law enforcement products since November 1998. Mr. Bercoon has also been a director of LA Digital Post, Inc. a Los Angeles based company in the post production editing equipment rental business since September 2003, a company controlled by William Goldstein. Mr. Bercoon began his career as an attorney with a major Chicago law firm currently known as Katten, Muchin, Zavis & Rosenman.

         Mr. Ferri (age 49) served as President and Chief Financial Officer of OneTravel, Inc. since 1999. Prior to joining OneTravel, Inc., Mr. Ferri brings years of experience from prior CFO and senior financial positions at Direct Travel, American Express, Rosenbluth International and the BISYS Group, Inc. Mr. Ferri is a director of PhoCusWright, Inc., an independent research firm covering the travel, tourism and hospitality industry.

         The Compensation Committee of the Board of Directors if finalizing its recommendations as to the terms of the employment agreements with the newly appointed officers. Once the terms are finalized they will be disclosed by amendment to this filing.

Item 7.01 Regulation FD Disclosure

         A copy of a press release with respect to the foregoing resignations and appointments is attached hereto as an Exhibit.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

         Exhibit           Description
         -------           -----------

         99                Press Release dated May 3, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 4, 2005

                                RCG COMPANIES INCORPORATED


                                By: /s/ Marc Bercoon
                                    ---------------------------
                                    Marc Bercoon
                                    President